ARTICLES OF INCORPORATION

                                      -OF-

                       INTERACTIVE VOICE MEDIA (MN) CORP.

               Under Chapter 302 A of the Business Corporation Law

     I, the undersigned incorporator, am an individual 18 years of age or older and I adopt the following Articles of Incorporation to form a For-Profit Business Corporation (Chapter 302A).

                                    ARTICLE I

     The name of the Corporation is INTERACTIVE VOICE MEDIA (MN) CORP.

                                   ARTICLE II

     The registered office address of the Corporation in the State of Minnesota is to be located at Multifoods Tower, 33 South Sixth Street, Minneapolis, Minnesota 55402 The registered agent at the above address is The Prentice-Hall Corporation System Inc..


                                   ARTICLE III

     The Corporation is authorized to issue a total of 200 shares, all of one class without par value.


                                   ARTICLE IV

     I, the undersigned incorporator certify that I am authorized to execute these Articles and that the information in these Articles is true and correct. I also understand that if any of this information is intentionally or knowingly misstated that criminal penalties will apply as if I had signed these Articles under oath.


                Name                           Address
                ----                           -------
         Candace Lynn Bell               120 Delaware Avenue
                                         Buffalo, New York 14202

The Standard Industrial Classification Code (SIC) that most accurately describes the nature of the business of this Corporation is 89.


                                                /s/ Candace Lynn Bell
                                                --------------------------------
                                                Candace Lynn Bell, Incorporator
                                                Kavinoky & Cook
                                                120 Delaware Avenue
                                                Buffalo, New York 14202
                                                (716) 845-6000

             STATE OF MINNESOTA
             DEPARTMENT OF STATE
                   FILED
                SEPT. 5 1994
             John Anderson Stowe
              Secretary of State